INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (hereafter “Agreement”) by and between Cass Information Systems, Inc. and any and all related and affiliated entities (“Cass” or “Company”), and Dwight Erdbruegger (“Contractor”) is made and entered into on October 7, 2026. Cass and Contractor have had discussion concerning the terms under which the Contractor will perform services as an Independent Contractor on behalf of the Company. In connection with the performance of such services, Contractor will receive confidential information concerning Company and its business. In consideration of the foregoing, and the mutual covenants contained herein, the parties hereby agree as follows:

1. Term of Agreement. This Agreement will be effective the 7th day of October 2026, and will continue in effect through December 31, 2026.

2. Independent Contractor Status. Contractor is operating, and at all times hereunder shall operate, as an Independent Contractor, and is not subject to direction and/or control by Company with respect to the contractor’s work under this Agreement. In addition, Contractor is not an agent or employee of Company and shall have no authority to pledge, bind or obligate Company in any manner or for any purpose.

It is specifically agreed and understood that the relationship between Company and Contractor is that of an independent consultant, and therefore Contractor shall not be treated as an employee with respect to any services performed herein for federal, state or local tax purpose and/or worker’s compensation purposes. Contractor further agrees and understands that the contractor is a self-employed Independent Contractor and not an employee, partner, agent or joint venture of Company. Contractor further understands and agrees that the duty as an Independent Contractor is to assume full responsibility for the payment of federal, state and local taxes, and, further, to pay all self-employment social security taxes required by any act of Congress.

Contractor understands and acknowledges that by signing this contract, is entering into a contractual relationship with Company. Contractor further understands and acknowledges that the contractor is and will remain an Independent Contractor in the relationship with the Company. Contractor further understands and acknowledges that the contractor shall have no claim against Company hereunder or otherwise for paid time off, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance or employee benefits of any kind.

3. Services to be rendered by Contractor. Contractor shall be available to provide general consultation to Cass Information Systems, Inc. and its subsidiaries.

4. Method of performing services; Conflicts of interest and limited exclusivity. Contractor shall independently determine the method, details, and means of performing the Services. Contractor is free to perform services for other parties, provided that, during the term of this Agreement, Contractor shall not, without the Company’s prior written consent, provide the same or substantially similar services to a business that directly competes with Cass

Information Systems, Inc., Cass Commercial Bank, or any other Cass subsidiary or affiliate in a business area supported by Contractor. This restriction is intended to prevent conflicts of interest and protect the Company’s Confidential Information, customer relationships, business strategies, and goodwill.

5. Compensation. As full and complete consideration for the performance of the Services, Contractor shall be entitled to payment of $150.00 per hour, gross exclusive of all taxes and fees (paid monthly), for which the Services are provided against a monthly invoice to be issued by Contractor to the Company. Furthermore, in consideration of the Contractor’s continued availability through December 31, 2026, the Contractor shall be entitled to full vesting on all (2,318) time-based restricted stock units granted under the Restricted Stock Unit Agreement signed on February 3, 2026.

6. Miscellaneous. Any miscellaneous expenses incurred by Contractor while performing duties or supplies or tools required to perform the services under this Agreement are the responsibility of Contractor.

7. Obligations of Company. Company agrees to meet the terms of all reasonable requests of Contractor necessary to the performance of Contractor’s duties under this Agreement.

Company agrees to provide access to the Company’s systems and a work area on Company’s premises for use by Contractor while performing the above-described services.

8. Assignment. Neither this Agreement nor any other duties or obligations under this Agreement may be assigned by Contractor without the prior written consent of Company.

9. Termination of Agreement. Notwithstanding any other provision of this Agreement, either party hereto may terminate this Agreement at any time by providing thirty (30) days written notice to the other party. Notwithstanding such termination by either Contractor or Company, Contractor’s obligations under Sections 10, 11, 12 and 13 herein shall remain in full force and effect.

10. Non-Solicitation. During Contractor’s relationship with Cass and for a period of one year after the termination of such relationship with Company, Contractor shall not, without the prior written consent of Company, in any manner, either personally or as an employee, agent, director, officer, shareholder, partner, manager, agent, advisor, or independent contractor of any entity: (a) directly or indirectly solicit or accept business for products or services that are similar to or competitive with products or services sold by the division of Cass in which Contractor was employed as of the date his or her agreement terminated from any customers or clients of Cass, or prospective customers or clients of Cass to whom Cass has, within one year preceding Contractor’s agreement termination, attempted to sell products or services offered by Cass (with respect to prospective customers, only those prospective customers with which Contractor had contact or about which Contractor learned confidential information are restricted); (b) directly or indirectly divert any business from Cass and/or interfere with Cass’ relationships with its customers or clients by influencing or attempting to influence any customers or clients of Cass; (c) directly or indirectly solicit, hire, recruit, divert or take away from Cass the services of any of the employees or agents of Cass; or (d) induce in any way any non-performance of any of the obligations of such employees or agents to Cass.

11. Tolling of Non-Solicitation Period. Should Contractor violate any of the terms, promises and covenants of this Agreement, the duration of the restrictions shall be extended by the duration of time during which Contractor was in violation of the same.

12. Confidential Information.

(a) Definition. As used in this Agreement, “confidential information” shall include, but not be limited to, the following: (i) books, records, electronic files and computer discs relating to the operation, finance, accounting, sales, personnel or management of Cass; (ii) business plans and strategies; (iii) technical information, including equipment, software applications, software programs, client systems, programming code, designs, drawings and specifications; (iv) customer and client contact names and addresses; (v) price lists and pricing information; (vi) cost lists and cost information; (vii) the specific needs and requirements of particular customers; (viii) customer service requirements; (ix) pricing methods; (x) terms and conditions of customer contracts; (xi) supplier and vendor names and contact information; and (xii) to the extent not already covered by (i) through (xi), any and all trade secrets of Cass.

(b) Non-Disclosure. Contractor understands and agrees that he or she shall not, either during Contractor’s Agreement term or thereafter, disclose, divulge or communicate in any fashion, form or manner to any person, firm, partnership, corporation or other entity, or use for Contractor’s own benefit, any trade secrets (whether patentable or not) or any confidential information of Cass, except to the limited extent that such disclosure or use may be reasonably required in connection with Contractor’s work for Cass.

(c) Property of Cass. Contractor further understands and agrees that any confidential or proprietary information shall be and remain solely and exclusively the property of Cass and upon the termination of Contractor’s Agreement, Contractor shall promptly deliver any and all confidential information in his or her possession to Cass, in whatever form, without retaining any copies, notes, or excerpts thereof. Contractor shall not remove from Cass’ property or premises any confidential information or other documents or data relating to the business, work or sales of Cass, or copies thereof. All confidential information or copies, whether made by Contractor or by others, are acknowledged by Contractor to be the property of Cass and not to be used for the benefit of Contractor or for the benefit of any other person or entity.

13. Inventions and Innovations.

(a)As used in this Agreement, the term “Inventions and Innovations” shall include, but not be limited to, any and all discoveries, improvements, inventions, procedures, designs, processes, methods, computer programs or applications of any kind, technical or business innovations made, developed, produced or conceived by Contractor, solely or with others, during the period of Contractor’s agreement with Cass.

a.Contractor agrees that he or she will promptly and fully disclose to Cass any and all Inventions and Innovations or other intellectual property conceived or developed during the course of Contractor’s agreement term that (i) relate to or result from the actual or anticipated business, work, research, products, investigations or services of Cass; (ii) result to any extent from the use of Cass’ time, premises, property, equipment or confidential information; or (iii) result from or are suggested by any work Contractor may do on behalf of Cass. Contractor hereby acknowledges and agrees that Cass is the sole owner of any and all property rights in all such Inventions and Innovations including, but not limited to, the right to use, license, sell, transfer and make such changes in them and the use thereof as Cass may determine from time to time. Contractor shall also make and maintain for Cass, written records of all such Inventions and Innovations.

a.Contractor hereby transfers, conveys and assigns to Cass, Contractor’s entire right, title and interest (in the United States and all other countries) free and clear of all liens and encumbrances in and to all such Inventions and Innovations and other intellectual property which shall be the sole property of Cass, whether or not patentable. Contractor further agrees to cooperate with Cass at Cass’ expense, both during and after conclusion of the Agreement, in obtaining and enforcing patents, copyrights or other legal protections of Cass’ rights in any such Inventions and Innovations or applications for the foregoing, including, but not limited to, executing specific assignments in favor of Cass or its nominees, assist in the preparation, filing, prosecution, maintenance and enforcement of patents, trademarks and other protections. Contractor shall execute all documents required to vest title in Cass or its nominee in any such Inventions and Innovations.

14. Removal of Software and Return of Documents. Contractor agrees that, upon Agreement termination, he or she will immediately remove from his or her personal computer any and all software provided by Cass during Contractor’s Agreement term. Contractor further agrees to immediately return to Cass any and all documents and data Contractor obtained through Agreement work, whether or not Contractor believes such information or documents to be confidential.

15. Third Party Information. Contractor agrees and represents that, during the course of Agreement, Contractor will not use or disclose any confidential or proprietary information of any third party, including of any prior employer.

16. No Restrictive Covenants. Contractor represents that he or she is not subject to any non-compete agreement or other restrictive covenant that, if enforceable as written, would prohibit or limit Contractor’s independent contract work with Cass.

17. Remedies. Contractor agrees that, in the event he or she violates any of the terms of this Agreement, Contractor will be liable to Cass for any damages caused thereby. Contractor also agrees that his or her violation of this Agreement would result in irreparable injury to Cass. As such, and in addition to any other remedies or relief available to Cass, in the event any of the provisions of this Agreement are violated by Contractor, Cass shall be authorized and entitled to obtain injunctive relief against Contractor and any third party, as well as an accounting of all profits or benefits arising out of such violation.

18. Governing Law. The parties covenants and agrees that this Agreement is to be construed and governed by the internal laws of the State of Missouri.

19. Severability. Should any provision or clause of this Agreement be deemed by a court of competent jurisdiction to be invalid or unenforceable, any such judgment shall not affect,

impair or invalidate the enforceability of the remaining provisions of this Agreement. Similarly, if a court of competent jurisdiction should determine that any of the geographic, durational or other provisions of this Agreement are unenforceable because of the scope of such provisions, such court shall modify any such provisions in a manner to render them enforceable, and such provisions, as modified, shall be fully enforceable as though set forth herein. Any such modification shall not affect the other provisions or clauses of this Agreement in any respect.

20. Third-Party Beneficiary. Contractor agrees and understands that, if Contractor conducts independent contract work for Cass or any other related and affiliated entities of Cass, such other related or affiliated entities of Cass shall be deemed a third-party beneficiary of this Agreement and may fully enforce this Agreement as if it were a party to this Agreement.

21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Cass and any successor or assign of Cass, including any corporation or other entity that may acquire all or substantially all of the assets of Cass, or with which Cass may be merged or consolidated, and any such successor or assign shall be deemed substituted for Cass under the provisions of this Agreement. Contractor hereby consents to the assignment of this Agreement, and waives any assertion or claim that Contractor’s contemporaneous consent for such an assignment is needed for the assignment to be effective.

22. Entire Agreement. This Agreement constitutes the entire agreement of the parties, and supersedes any prior agreement or understanding concerning the subject matter of this Agreement and supersedes all prior agreements, written or oral, between Cass and the Contractor. No modifications, amendment, or waiver of any of the provisions of this Agreement shall be effective or binding unless set forth in writing signed by the parties hereto and specifically referring to this Agreement.

Approved and agreed to by the undersigned.

Cass Information Systems, Inc. Dwight Erdbruegger, Independent Contractor

By: __/s/ Christi Reiter____________ By:_/s/ Dwight Erdbruegger_____________

Printed Name:__Christi Reiter______ Printed Name: __Dwight Erdbruegger_____

Title: ___SVP, Chief HR Officer____